CCMI Funds

                          INVESTMENT ADVISORY CONTRACT


         This Contract is made this ____ day of _________, 2004, between Commerce Capital Management, Inc., an investment adviser having its principal place of business in Memphis, Tennessee (the "Adviser"), and CCMI Funds, a Massachusetts business trust having its principal place of business in Indianapolis, Indiana (the "Trust").

         WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission; and

         WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

                      Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

                      Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and filing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments thereto; expenses of registering and qualifying the Trust, the Funds and shares ("Shares") of the Funds under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) to current shareholders; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefore; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

                      Each of the Funds shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

     The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

     The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds or classes thereof) to the extent the expenses of any Fund or a class thereof exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this contract) for two years from the date of this contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

          Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

                      This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

                      In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

                      This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

                      The Trust and CCMI hereby acknowledge that the Trust may disclose shareholder nonpublic personal information ("NPI") to CCMI as agent of the Trust and solely in furtherance of fulfilling CCMI's contractual obligations under the Agreement in the ordinary course of business to support the Trust and its shareholders.

         CCMI hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.248.15, or in connection with joint marketing arrangements that the Trusts may establish with CCMI in accordance with the limited exception set forth in 17 CFR ss.248.13.

         CCMI further represents and warrants that, in accordance with 17 CFR ss.248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

1. insure the security and confidentiality of records and NPI of Trust customers,

2. protect against any anticipated threats or hazards to the security or integrity of Trust customer records and NPI, and

3. protect against unauthorized access to or use of such Trust customer records or NPI that could result in substantial harm or inconvenience to any Trust customer.

         CCMI may redisclose ss.248.13 NPI only to: (a) the Trust and affiliated persons of the Trust ("Trust Affiliates"); (b) affiliated persons of CCMI ("CCMI Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with CCMI or the Trust ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which CCMI received the information in the first instance; and (d) a Nonaffiliated Third Party under CCMI and joint marketing exception (ss.248.13), provided CCMI enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Trust disclosed the information in the first instance.

         CCMI may redisclose ss.248.14 NPI and ss. 248.15 NPI to: (a) the Trust and Trust Affiliates; (b) CCMI Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Trust might lawfully have disclosed NPI directly.

         CCMI is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

                  Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

                      This Contract shall be construed in accordance with and governed by the laws of the State of Indiana.

          This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

COMMERCE CAPITAL MANAGEMENT, INC.

By:      __________________________________________

Name:    __________________________________________

Title:   __________________________________________





CCMI FUNDS

By:      __________________________________________

Name:    __________________________________________

Title:   __________________________________________






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                                    EXHIBIT A

                                CCMI Equity Fund


         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to ..85 of 1% of the average daily net assets of the Fund.

         The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .85 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.



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                                    EXHIBIT B

                                 CCMI Bond Fund


         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to ..60 of 1% of the average daily net assets of the Fund.

         The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.



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                                    EXHIBIT C

                    CCMI Tax-Exempt North Carolina Bond Fund


         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to ..40 of 1% of the average daily net assets of the Fund.


The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .40 of 1% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid to Adviser monthly.